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EXHIBIT 99.1  INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT
              SCHEDULE


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Clarus Corporation:

Under date of February 28, 2003, we reported on the consolidated balance sheets of Clarus Corporation and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002, as contained in the Clarus Corporation 2002 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in the index under Item 15(a) 2 in this Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. As discussed in note 1 to the consolidated financial statements, the Company (i) sold substantially all of its operating assets on December 6, 2002, and (ii) changed its method of accounting for goodwill and other intangible assets in 2002.

                                                 /s/ KPMG LLP
Atlanta, Georgia
February 28, 2003


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